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                                                             EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. on Form S-8 (File Nos. 33-67994, 33-67996, 33-89490, 33-89492, 33-98820, 333-09481, and 333-36983) and Form S-3 (File No. 333-47133)
of our reports dated March 24, 1998 (except Note 13 as to which the date is March 26, 1998), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. and subsidiaries for the year ended February 28, 1998.






DELOITTE & TOUCHE LLP
Washington, D.C.
May 28, 1998